                                                                  Rule 424(b)(3)
                                                      Registration No. 333-25457

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

                   PROSPECTUS SUPPLEMENT DATED AUGUST 8, 1997
                       TO PROSPECTUS DATED JULY 16, 1997

     The Selling Holders table on pages 5-9 of the Prospectus is hereby amended to update the information regarding the number of Warrants and shares of Common Stock owned by the following Selling Holders:

                                                                                        COMMON
                            SELLING HOLDERS                                WARRANTS     STOCK
-----------------------------------------------------------------------    --------     ------
Societe Generale Securities Corporation................................      5,500      22,709